UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

EQUITABLE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51514	14-1941649
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

113-115 North Locust Street, Grand Island, Nebraska 68801
(Address of principal executive offices) (Zip Code)

(308) 382-3136
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 27, 2008, Equitable Financial Corp. (the “Company”) issued a press release announcing that it plans to deregister its common stock and suspend reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission on May 30, 2008.

In addition, the Company announced that notwithstanding the Company’s decision to deregister, from the date the Company files the Form 15 through November 8, 2008 (the third anniversary of the Company’s initial public offering), the Company will post on its website disclosures that would otherwise be required to be filed on Form 8-K if the Company had not deregistered its common stock. In addition, as soon as practicable after mailing its proxy statement and annual report to stockholders for the 2008 annual meeting of stockholders, the Company will post both documents on its website.

For more information, reference is made to the Company’s press release dated May 27, 2008, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release Dated May 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE FINANCIAL CORP.

Date: May 27, 2008	By:	/s/ Richard L. Harbaugh
Richard L. Harbaugh
President and Chief Executive Officer